UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2015 (March 26, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Multi-Currency Credit Agreement

On March 26, 2015, Harman International Industries, Incorporated (the “Company”) and its wholly-owned subsidiary, Harman Holding GmbH & Co. KG (“Harman KG”), entered into a Multi-Currency Credit Agreement (the “Credit Agreement”) with J.P. Morgan Securities LLC, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agents, Citizens Bank, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto.

The Credit Agreement provides for a five-year unsecured multi-currency revolving credit facility in the amount of $1,200 million (the “Aggregate Commitment”) with availability in currencies other than United States dollars of up to $750 million. Up to $50 million of the Aggregate Commitment will be available for letters of credit. Subject to certain conditions set forth in the Credit Agreement, the Aggregate Commitment may be increased by up to $500 million. The Company may select interest rates for borrowings under the Credit Agreement equal to (i) LIBOR plus an applicable margin, (ii) EURIBOR plus an applicable margin or (iii) a base rate plus an applicable margin, which in each case is based on the Company’s total leverage ratio, as defined in the Credit Agreement. The Company is obligated to pay a facility fee on the Aggregate Commitment, whether drawn or undrawn, which is based on the Company’s total leverage ratio. Any proceeds from borrowings under the Credit Agreement may be used for general corporate purposes.

The Credit Agreement includes certain financial condition covenants, including covenants that do not permit the Company to allow (i) its ratio of consolidated EBITDA to consolidated cash interest expense to be less than 3.5:1.0 or (ii) its ratio of consolidated total debt to consolidated EBITDA to exceed 3.5:1.0, or following certain acquisitions, 4.0:1.0, each calculated as of the end of the applicable fiscal quarter on a rolling four-quarter basis. The terms “consolidated EBITDA,” “consolidated cash interest expense,” and “consolidated total debt” are defined in the Credit Agreement.

The Credit Agreement also contains certain negative covenants that limit, among other things, the Company’s ability to permit certain of its subsidiaries to incur debt, incur liens, make fundamental changes (including selling all or substantially all of its assets), undertake transactions with affiliates and undertake sale and leaseback transactions. The Credit Agreement is subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, or a change of control of the Company, as such term is defined in the Credit Agreement.

At March 26, 2015, there were approximately $413,125,000 and €168,000,000 of outstanding borrowings and approximately $4 million of outstanding letters of credit under the Credit Agreement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed herewith.

Upon the signing of the Credit Agreement, the Company voluntarily terminated its Multi-Currency Credit Agreement dated as of October 10, 2012, by and among the Company, Harman KG, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, HSBC

Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Bank, N.A., as syndication agents, Bank of America, N.A., RBS Citizens, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto (the “2012 Facility”). No early termination penalties were incurred by the Company as a result of the termination of the 2012 Facility. As of March 26, 2015, all of the approximately $4 million of letters of credit that were previously outstanding under the 2012 Facility were deemed to be issued and outstanding under the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the last paragraph of Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Multi-Currency Credit Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, J.P. Morgan Securities LLC, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agents, Citizens Bank, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto, dated as of March 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

	By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel
Date: March 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Multi-Currency Credit Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, J.P. Morgan Securities LLC, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, N.A., UniCredit Capital Markets LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agents, Citizens Bank, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto, dated as of March 26, 2015.